UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2010

MathStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

625 Whitetail Blvd., River Falls, Wisconsin	54022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(715) 426-9505

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

          Item 3.03 “Material Modifications to Rights of Security Holders” is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

          On February 25, 2010, MathStar, Inc., a Delaware corporation (the “Company”), entered into the Tax Benefit Preservation Plan and Rights Agreement (the “Plan”) with Wells Fargo Shareowner Services, a division of Wells Fargo Bank, National Association, as Rights Agent. The Company’s Board of Directors adopted the Plan in an effort to protect against a possible limitation on the ability to use its net operating losses (“NOLs”) under the Internal Revenue Code of 1986, as amended (the “Code”), and rules promulgated by the Internal Revenue Service.

          Under the Plan, from and after the record date of March 12, 2010, each share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), will carry with it one preferred share purchase right (a “Right”), until the Distribution Date (as defined below) or earlier expiration of the Rights, as described below. Each Right gives the holder of the Common Stock the right to purchase one one-millionth of a share of a new series of preferred stock of the Company (the “Preferred Stock”). The Board of Directors has set the exercise price of the Rights at $8.50. The Rights expire in 5 years unless (i) the Board redeems or exchanges the Rights; (ii) Code Section 382 or any successor statute is repealed and the Board determines that the Plan is no longer needed to preserve the Company’s NOLs; (iii) the Board determines that the NOLs can no longer be carried forward; or (iv) the Board otherwise decides to extend the term of the Plan.

          Exercisability. At the time the Rights are initially distributed, they cannot be exercised, do not trade separately from the Common Stock and are not represented by separate certificates, and have no voting rights; each Right is “attached” to the related share of the Common Stock on which the distribution was declared. The Rights will become exercisable on their initial terms and begin to trade separately (with separate Rights certificates then being distributed to holders) 10 business days after one of two “triggering events” occurs (such date, a “Distribution Date”). The Plan has two triggering events: (i) the announcement or commencement by any person or group of a tender offer or exchange offer which, if successfully completed, would result in that person or group owning 4.99% or more of the outstanding Common Stock, or (ii) a public announcement of the acquisition by any person or group of 4.99% or more of the outstanding Common Stock (such person or group that acquires 4.99% or more of the Common Stock, an “Acquiring Person”). Any stockholders of the Company that held more than 4.99% of the Common Stock prior to the adoption of the Plan were “grandfathered” in and are not considered Acquiring Persons unless those holders acquire additional shares of Common Stock in excess of .5% of the outstanding Common Stock, at which time they would be considered Acquiring Persons and treated as such by the Plan.

          Issuance of the Rights. Once there is a Distribution Date, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which Rights will thereupon become void), will thereafter have the right to receive, upon exercise of, and payment for, the Right, shares of Common Stock having a market value equal to twice such exercise price.

          Exchange. Once there is an Acquiring Person, the Board may exchange the Rights (other than Rights owned by the Acquiring Person, which will have become void), in whole or in part, for shares of the Common Stock or fractions of shares of the Preferred Stock, at an exchange ratio of one share of the Common Stock, or a fraction of a share of Preferred Stock per Right, subject to adjustment. The Board can make the exchange at any time prior to the time that an Acquiring Person, along with all other 5% or greater shareholders, in the aggregate, have acquired 50% or more of the voting power of the shares of outstanding Common Stock.

          Redemption. The Plan provides that the Board can redeem the Rights for a nominal price of $0.00l each at any time prior to the date a Company stockholder acquires more than 4.99% of the outstanding Common Stock.

          Terms of Preferred Stock. The Preferred Stock issuable upon exercise of the Rights would be non-redeemable and rank junior to all other series of MathStar’s preferred stock, if any. Each whole share of Preferred Stock would be entitled to receive a quarterly preferential dividend equal to the greater of (i) $1.00 per share, or (ii) 1,000,000 times the aggregate per-share amount (payable in kind) of all non-cash dividends or other distributions declared on the Common Stock. In the event of liquidation, the holders of the Preferred Stock would be entitled to receive a preferential liquidation payment equal to $1,000.00 per whole share, plus any accrued but unpaid dividends and distributions thereon. Each whole share of Preferred Stock would have 1,000,000 votes, voting together with the Common Stock.

          The foregoing description of the terms of the Plan is only a summary, is not complete, and is qualified in its entirety by reference to the Plan, which is incorporated herein by reference to Exhibit 4.1 of this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

          On February 23, 2010, the Company approved an amendment to its Certificate of Incorporation by authorizing the filing of a Certificate of Designation for the Series A Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, pursuant to which 25 shares of Series A Preferred Stock were authorized for issuance. See the description set out under Item 1.01 for a more complete description of the rights and preferences of the Series A Preferred Stock. A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events

          On February 25, 2010, the Company issued a press release announcing the adoption of the Plan. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series A Preferred Stock, filed with the Secretary of State of the State of Delaware on February 25, 2010.

4.1

Tax Benefit Preservation Plan and Rights Agreement, dated as of February 25, 2010, between MathStar, Inc. and Wells Fargo Shareowner Services, a division of Wells Fargo Bank, National Association, as Rights Agent.

99.1	Press Release, dated February 25, 2010

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATHSTAR, INC.

By: /s/ Shannon Zimmerman
Shannon Zimmerman, Chief Executive Officer

Date: February 25, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Designation of Series A Preferred Stock, filed with the Secretary of State of the State of Delaware on February 25, 2010.

4.1	Tax Benefit Preservation Plan, dated as of February 25, 2010, between MathStar, Inc. and Wells Fargo Shareowner Services, a division of Wells Fargo Bank, National Association, as Rights Agent.

99.1	Press Release, dated February 25, 2010